Exhibit 4.4

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE WARRANT AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED IN ACCORDANCE WITH THE ACT OR UNLESS IT IS OTHERWISE ESTABLISHED TO THE SATISFACTION OF ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

WARRANT AGREEMENT

to Purchase Common Shares of Beneficial Interest
par value $.0001 per Share

of

EquiTrust USA
a Maryland real estate investment trust

Issue Date: August 30, 2013

FOR VALUE RECEIVED, EQUITRUST USA, a Maryland real estate investment trust (“Issuer”), hereby grants to CROWNIKK USA, LLC, a Delaware limited liability company (“Holder”), the right, upon the terms and subject to the conditions of this Warrant Agreement (this “Warrant Agreement”), to subscribe for and purchase common shares of beneficial interest, par value $.0001 per share, of Issuer (“Common Shares”), in a number determined by dividing the Purchase Price (as defined in Section 1 hereof) by the Share Price (as defined in Section 2 hereof, on the following terms and subject to the following conditions:

TERMS

1. Purchase Price; Receipt

The purchase price of the warrant granted hereby (the “Warrant”) is Two Million, Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the “Purchase Price”), which has been paid by Holder and received by Issuer pursuant to the Membership Purchase and Sale Agreement dated as of August 30, 2013 (the “Purchase Agreement”) by and among Holder as Seller, Issuer as Purchaser, and Cataloochee Hospitality, LLC, a Delaware limited liability company.

2. Share Price; Exercise Price

(a)                                 As of the Issue Date, the Share Price shall be equal to Ten and No/100 Dollars ($10.00) per Warrant Share. The Share Price and the number of Common Shares issuable upon exercise of the Warrant are subject to adjustment from time to time as provided in Section 5 hereof.

(b)                                 At all times during the Warrant Term, the exercise price of the Warrant shall be equal to $.0001 per Warrant Share (the “Exercise Price”).

3. Warrant Term

The Warrant and the right to purchase the Common Shares as granted herein shall be exercisable at any time from August 30, 2013 through the fifth anniversary thereof (the “Warrant Term”). If the Warrant is not exercised by Holder within the Warrant Term, then (a) Issuer shall be deemed to have given a Call Notice under Section 7.02 hereof; (b) the Warrant shall immediately terminate as to further exercises under Section 4; and (c) Holder thereafter shall have the right to receive the Redemption Price for the Warrant in accordance with Section 7.02.

4. Exercise of Purchase Rights

4.01.                     Notice of Exercise

The Warrant may be exercised, in whole or in part, by Holder at any time during the Warrant Term, by tendering to Issuer a duly completed and executed notice of exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”), specifying the portion of the Warrant to be exercised (stated either as a number of U.S. dollars or as a percentage of the then-current Purchase Price); payment in an amount equal to the number of Issued Shares (as defined in Section 4.02) multiplied by the Exercise Price; and the original of this Warrant Agreement. Exercise of the Warrant shall be effective as of the date on which Issuer actually receives the Notice of Exercise and original Warrant Agreement at its address for notice specified in Section 11.01 hereof (the “Exercise Date”).

4.02.                     Duties of Issuer

Within 15 business days after the Exercise Date, Issuer shall enroll Holder on the stock transfer ledger for the Common Shares, as the owner and holder of a number of Common Shares equal to the exercised portion of the Warrant (as specified in the Notice of Exercise) divided by the then-current Share Price (the “Issued Shares”). If Issuer has appointed a transfer agent for the Common Shares, then Issuer shall direct the transfer agent to issue the Issued Shares and enroll Holder as the owner and holder thereof; provided, that the failure of the transfer agent for the Common Shares to complete the issuance of the Issued Shares and/or the enrollment of Holder as holder and owner thereof within 15 business days shall not be deemed a breach of this Warrant Agreement by Issuer.

4.03.                     Effectiveness of Issuance

Upon fulfillment of the foregoing requirements, Holder shall be deemed to have become the holder of the Issued Shares (and the Issued Shares shall be deemed to have been issued) as of the Exercise Date.

4.04.                     No Rights as Shareholder

Neither the issuance of the Warrant, nor this Warrant Agreement, entitles Holder to any voting rights or other rights whatsoever unless and until Holder shall exercise the Warrant as provided herein.

5. Adjustment of Share Price

5.01.                     Definitions

As used in this Section 5, the following terms have the following meanings:

(a)                                 “Additional Stock” means any Common Shares issued (or deemed to have been issued pursuant to Section 5.02(c)) by Issuer after the Issue Date other than:

(i)                                     Common Shares issued pursuant to a transaction described in Section 5.02(d);

(ii)                                  Common Shares issued or issuable upon the exercise of options or other awards granted under any stock option or equity incentive award plan maintained by Issuer at any time or from time to time;

(iii)                               Common Shares issued or issuable upon exercise of the Warrant.

(b)                                 “Board” or “Board of Trustees” means the Board of Trustees of Issuer.

(c)                                  “Convertible Securities” means any indebtedness or Shares of stock convertible into or exchangeable for Common Shares or any rights, options or warrants to purchase any Common Shares.

(d)                                 “Common Shares Outstanding on a Fully Diluted Basis” as of any time, means the sum of all Common Shares then issued and outstanding, exclusive of treasury Shares, plus any Common Shares issuable at any time in the future pursuant to then outstanding Common Share Equivalents, options, warrants, conversion rights, “earn out” obligations and similar rights (whether or not such rights are currently exercisable).

(e)                                  “Common Share Equivalents” means securities or other rights convertible into, exchangeable for, or entitling the holder thereof to receive, directly or indirectly, additional Common Shares.

(f)                                   “Liquidation” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Issuer, (ii) any acquisition of Issuer by means of merger or other form or reorganization pursuant to which (A) Shares of Issuer are exchanged for or converted into securities or other consideration issued or caused to be issued by or on behalf of the acquiring corporation or its subsidiary, or (B) Shares of Issuer are issued such that holders of voting securities of Issuer immediately prior to the consummation of such transaction hold less than 50% of the voting power of outstanding voting securities of the surviving entity immediately following the consummation of such transaction, or (iii) the sale of all or substantially all assets of Issuer, (other than any merger, sales of assets, dissolution, liquidation or winding up solely in connection with any reincorporation of Issuer in another jurisdiction).

5.02.                     Adjustment of Share Price

The Share Price shall be adjusted from time to time as follows:

(a)                                 Upon each issuance (or deemed issuance pursuant to the provisions hereof) by Issuer of any Additional Stock for a price per Share other than the Share Price in effect immediately prior to the issuance (or deemed issuance) of such Additional Stock, then the Share Price in effect immediately prior to each issuance (or deemed issuance) shall be adjusted to a price determined by multiplying such Share Price by a fraction, (i) the numerator of which shall be the number of Common Shares outstanding immediately prior to such issuance, plus the number of Common Shares issuable in respect of Common Share Equivalents outstanding immediately prior to such issuance, plus the number of Common Shares which the aggregate consideration received (or deemed received) by Issuer for such issuance would purchase at the Share Price; and (ii) the denominator of which shall be the number of Common Shares outstanding immediately after such issuance, plus the number of Common Shares issuable in respect of Common Share Equivalents outstanding immediately after such issuance.

(b)                                 No adjustment of the Share Price shall be made in an amount less than one-half of one cent ($0.005) per Share; provided, that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment to the Share Price. No adjustment of the Share Price pursuant to this Section 5.02 shall have the effect of increasing such Share Price above the Share Price in effect immediately prior to such adjustment.

(c)                                  In the case of the issuance (whether before, on or after the Issue Date) of options or Convertible Securities, the following provisions shall apply for all purposes of this Section 5.02:

(i)                                     With respect to options to purchase Common Stock, the aggregate maximum number of Common Shares deliverable upon exercise of such options shall be deemed to have been issued at the time such options were issued.

(ii)                                  With respect to Convertible Securities and options to purchase Convertible Securities, the aggregate maximum number of Common Shares deliverable upon the conversion or exchange of any such Convertible Securities and the aggregate maximum number of Common Shares issuable upon the exercise of such options to purchase Convertible Securities and the subsequent conversion or exchange of such Convertible Securities shall be deemed to have been issued at the time such Convertible Securities or such options were issued and for a consideration equal to the consideration, if any, received by Issuer for any such Convertible Securities and options, plus the minimum additional consideration, if any, to be received by Issuer upon the conversion or exchange of such Convertible Securities or the exercise of such options and the conversion or exchange of the Convertible Securities issuable upon exercise of such options (the consideration in each case to be determined in the manner provided in Section 5.02(f)).

(iii)                               In the event of any change in the number of Common Shares deliverable or in the consideration payable to Issuer upon exercise of such options or upon conversion or exchange of such Convertible Securities, including a change resulting from the antidilution provisions thereof, the Share Price, to the extent in any way affected by or computed using such options or Convertible Securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Shares or any payment of such consideration upon the exercise of any such options or the conversion or exchange of such Convertible Securities.

(iv)                              Upon the expiration or termination of any such options or any such rights to convert or exchange Convertible Securities, the Share Price, to the extent in any way affected by or computed using such options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of Common Shares (and options and Convertible Securities which remain in effect) that were actually issued upon the exercise of such options or upon the conversion or exchange of such Convertible Securities.

(v)                                 The number of Common Shares deemed issued and the consideration deemed paid therefor pursuant to Sections 5.02(c)(i) and 5.02(c)(ii) hereof shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 5.02(c)(iii) or 5.02(c)(iv).

(d)                                 If Issuer, at any time or from time to time after the Issue Date, fixes a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then the Share Price shall be appropriately decreased, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), so that the number of Common Shares issuable on exercise of the Warrant shall be increased in proportion to such increase in the aggregate number of Common Shares or Common Shares issuable with respect to Common Share Equivalents, with the number of Common Shares issuable with respect to Common Share Equivalents determined from time to time in the manner provided for deemed issuances in Section 5.02(c).

(e)                                  If the number of Common Shares outstanding at any time after the Issue Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Share Price shall be appropriately increased so that the number of Common Shares issuable on exercise of the Warrant shall be decreased in proportion to such decrease in the outstanding Common Shares.

(f)                                   The value of the consideration received upon the issuance of securities of Issuer shall be determined as follows:

(i)                                     In the case of the issuance of securities of Issuer for cash, the amount of consideration received by Issuer for such securities shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by Issuer for any underwriting or otherwise in connection with the issuance and sale thereof.

(ii)                                  In the case of the issuance of securities of Issuer for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to have a dollar value equal to the fair market value of such non-cash consideration, irrespective of any accounting treatment thereof, as determined by the Board of Trustees in good faith.

(g)                                  Notwithstanding any other provision of this Section 5.02, if at any time the Common Shares have been registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), or if Issuer is required for any reason to file reports under Sections 13 or 15(d) of the Exchange Act, then the Share Price shall be equal to:

(i)                                     If the Common Shares are traded on a securities exchange or through the Nasdaq National Market, the average of the closing prices of the Common Shares on such exchange or system over the period of 20 trading days period ending the trading day immediately prior to the Exercise Date; or

(ii)                                  If the Common Shares are actively traded over-the-counter, the average of the closing bid or sale prices (whichever is applicable) over the period of 20 trading days ending the trading day immediately prior to the Exercise Date.

5.03.                     Recapitalization

If at any time or from time to time there shall be a recapitalization of the Common Shares that does not constitute a Liquidation, provision shall be made so that Holder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of Shares of stock or other securities or property of Issuer otherwise receivable upon such recapitalization by a holder of the number of Common Shares into which such Series A Preferred Shares could have been converted immediately prior to such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of Holder after the recapitalization to the end that the provisions of this Section 5 (including adjustments of the Share Price then in effect and the number of Shares purchasable upon exercise of the Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

5.04.                     No Fractional Shares

No fractional Shares shall be issued upon exercise of the Warrant, and the number of Common Shares to be issued shall be rounded down to the nearest whole Share, and there shall be no payment to Holder for any such rounded fractional Share. Whether or not fractional Shares result from such conversion shall be determined on the basis of the total portion of the Warrant Holder is exercising at the time (as provided in Section 4) and the total number of Common Shares issuable upon such conversion.

5.05.                     Certificate as to Adjustments

Upon the occurrence of each adjustment or readjustment of the Share Price pursuant to this Section 5, Issuer, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Upon the written request of Holder at any time during the Warrant Term, Issuer shall furnish or cause to be furnished to Holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Share Price, as applicable, at the time in effect, and (c) he number of Common Shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

6. Reservation of Common Shares

Issuer at all times shall reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise of the Warrant, such number of its Common Shares as shall from time to time be sufficient to effect the issuance of all Common Shares issuable upon exercise of the Warrant in full, at the then-current Share Price. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, then Issuer will take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued Common Shares to such number of Common Shares as shall be sufficient for such purposes.

7. Redemption of Warrant

7.01.                     By Holder

At any time during the Warrant Term, Holder may redeem the then-outstanding portion of the Warrant, in whole or in part, by written notice to Issuer (a “Put Notice”), specifying the portion of the Warrant to be redeemed (stated either as a number of U.S. dollars or as a percentage of the then-current Purchase Price). Within 15 days after the date on which Issuer actually receives a Put Notice and the original Warrant Agreement at its address for notice specified in Section 11.01 hereof, Issuer shall repurchase from Holder the portion of the Warrant specified in the Put Notice for an amount equal to the portion of the then-current Purchase Price specified in the Put Notice, payable in cash or collected funds.

7.02.                     By Issuer

At any time during the Warrant Term, Issuer may redeem then then-outstanding portion of the Warrant, in whole but not in part, by written notice to Holder (a “Call Notice”). Upon receiving a Call Notice or the expiration of the Warrant Term, as the case may be, Holder promptly shall tender to Issuer the original of this Warrant Agreement. Within 15 days after the date on which Issuer actually receives the original Warrant Agreement at its address for notice specified in Section 11.01 hereof, Issuer shall repurchase the Warrant from Holder for an amount equal to 110% of the then-current Purchase Price of the Warrant, payable in cash or collected funds (the “Redemption Price”).

8. No Change of Warrant Necessary

Irrespective of any exercise of the Warrant pursuant to Section 4 hereof or any adjustment of the Share Price pursuant to Section 5, unless Holder otherwise requests, this Warrant Agreement shall continue to express the same Purchase Price and Share Price as initially stated in this Warrant Agreement.

9. Compliance With Securities Act

9.01.                     Representations and Warranties

(a)                                 As a material inducement to Issuer to issue the Warrant and to execute and deliver this Warrant Agreement, Holder hereby represents and warrants that:

(i)                                     Holder is experienced in evaluating companies such as Issuer, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment.

(ii)                                  Holder has had the opportunity to ask questions of and receive answers from Issuer concerning the terms and conditions of the Warrant and the business of Issuer, and to obtain additional information to Holder’s satisfaction.

(iii)                               Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

(b)                                 Holder understands that neither the Warrant nor the Common Shares issuable upon exercise of the Warrant will be registered at the time of their issuance under the Securities Act, in reliance on an exemption pursuant to Section 4(2) of the Securities Act; and acknowledges that Issuer’s reliance on such exemption is based on Holder’s representations in this Section 9.01 and Issuer’s acceptance of the transfer restrictions in Sections 9.02 and 10 of this Warrant Agreement.

9.02.                     Transfer Restrictions

Holder, by acceptance hereof, agrees that the Warrant and the Common Shares to be issued upon exercise of the Warrant, are being acquired for investment and that Holder will not offer, sell or otherwise dispose of the Warrant or the Shares to be issued upon exercise of the Warrant except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws. If the Shares are then certificated, all Shares issued upon exercise of the Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED IN ACCORDANCE WITH THE ACT OR UNLESS IT IS OTHERWISE ESTABLISHED TO THE SATISFACTION OF ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

10. Transferability of Warrant or Issued Shares

10.01.              Transfer

Neither the Warrant nor the Issued Shares may be sold, transferred, pledged or otherwise disposed of, in whole or in part, to any person without the prior written consent of Issuer. Any transfer or sale or attempted transfer or sale of the Warrant or the Issued Shares in violation of any provision of the Warrant shall be void, and Issuer shall not record such transfer on its books or treat any purported transferee of the Warrant or the Issued Shares as the owner thereof for any purpose.

10.02.              Exchange or Assignment of the Warrant

The Warrant cannot be exchanged, transferred or assigned otherwise than with the prior express written consent of Issuer in accordance with the provisions of this Warrant Agreement. If the provisions of this Warrant Agreement are complied with, upon the request of Holder, accompanied by the surrender to Issuer of this Warrant Agreement, the submission to Issuer of the duly completed and executed Assignment Form annexed hereto as Exhibit B, and the payment of funds sufficient to discharge any applicable transfer tax thereon, Issuer shall execute and deliver a new Warrant Agreement to the transferee or assignee named in such instrument of assignment and this Warrant Agreement shall thereupon be canceled.

11. Other Covenants

11.01.              Charges; Taxes and Expenses

The transfer of the Issued Shares upon the exercise of the Warrant shall be made without charge to Issuer for any issue or transfer tax or other incidental expense in respect of such transfer, all of which taxes and expenses shall be paid by Holder. Holder shall indemnify Issuer from and against any such tax or expense.

11.02.              Further Assurances

Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other person, and otherwise fulfilling, or causing the fulfillment of, the various obligations made herein) as may be reasonably required or desirable to carry out or to perform the provisions of this Warrant Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Warrant Agreement.

12. Notices

All notices, consents, requests, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been made (x) upon actual receipt, when given by hand or confirmed facsimile transmission, (y) one day after delivery to the carrier, when given by overnight delivery service or (z) two days after mailing, when given by first-class registered or certified mail, postage prepaid, return receipt requested; in any case to the following address, or to such other address as a Party, by notice to the other Parties given pursuant to this Section 12 may designate from time to time:

(a) If to Issuer, to:	EquiTrust USA Attention: Chairman 3475 Piedmont Rd, NE Suite 1200 Atlanta, GA 30305 Fax: +1.770.226.5377

with a copy to:	Morehous Legal Group, PLLC Attention: David L. Morehous 507 S. Gay Street, Suite 1200 Knoxville, TN 37902 Fax: +1.865.971.1776

(b) If to Holder, to:	Crownikk USA, LLC 2711 Centerville Rd, Suite 400 Wilmington, DE 19808

with a copy to:	Womble Carlyle Sandridge & Rice, LLP Attention: W. Lindsay Smith W. Lindsay Smith 550 South Main Street, Suite 400 Greenville, SC 29601 Fax: +1. 864.255.5483

13. General Provisions

13.01.              Governing Law

This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of law of any jurisdiction.

13.02.              Successors and Assigns; Third Party Beneficiaries

Subject to the provisions of Section 9 and 10 hereof, this Warrant Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No person, other than the parties hereto and their successors and permitted assigns, is intended to be a beneficiary of this Warrant Agreement.

13.03.              Amendment and Remedies

The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Issuer and Holder at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Warrant Agreement shall be effective only if it is made or given in writing and signed by Issuer and Holder.

13.04.              Severability

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

13.05.              Entire Agreement

This Warrant Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Warrant Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

13.06.              Counterparts

This Warrant Agreement may be executed in two or more counterparts in the English language; each counterpart shall be deemed an original hereof for all purposes, and all counterparts shall constitute a single Warrant Agreement. Facsimile or PDF copies of signatures shall be treated as original signatures for all purposes. In case of any conflict between the English version and any translated version of this Agreement, the English version shall govern.

SIGNATURES

IN WITNESS WHEREOF this Warrant Agreement has been duly executed and delivered by Issuer and Holder as of the Issue Date above.

Issuer:

EQUITRUST USA, a Maryland real estate investment trust

By:	/s/ Donald C. Buenger

Name:	Donald C. Buenger

Title:	Chair of the Board

Holder:

CROWNIKK USA, LLC, a Delaware limited liability company

By:	/s/ M. Lugar

Name:

Title:

EXHIBIT A

Notice of Exercise

To:                            EquiTrust USA

1.                                      The undersigned Warrant Holder hereby elects, pursuant to Section 4 of the Warrant Agreement dated as of August 30, 2013 (the “Warrant Agreement”), by and between EquiTrust USA, a Maryland real estate investment trust (the “Trust”), and the undersigned Warrant Holder, to exercise the Warrant to the extent set forth below and to purchase that number of common shares of beneficial ownership, par value $.0001 per share, equal to the Exercised Purchase Price (as defined below), divided by the Share Price in force on the date hereof (the “Issued Shares”):

OR
Dollars		% of Purchase Price

The portion of the Purchase Price set forth above is referred as the “Exercised Purchase Price” in this Notice of Exercise.

2.                                      As consideration for the Issued Shares, Holder tenders herewith payment in full of the Exercised Purchase Price in the following form: {to be marked or completed by Warrant Holder}:

☐                                    By check enclosed herewith

☐                                    Other:

Warrant Holder acknowledges and agrees that the exercise of the Warrant by the undersigned Warrant Holder by means of the form of payment elected above is subject to acceptance by Issuer in its sole discretion, effective as of the execution by Issuer of the Acceptance below. Warrant Holder further agrees to pay a fee to Issuer equal to one percent (1%) of the Exercised Purchase Price to defray all costs incurred by Issuer in connection with the issuance, process and redemption of the Warrant, which payment is tendered herewith.

3.                                      Please enroll the Issued Shares in the books and records of Issuer in the name of the undersigned Warrant Holder.

CROWNIKK USA, a Delaware limited liability company

By:

Name:

Title:

Date:	, 20

1

Acceptance

EquiTrust USA (the “Trust”) hereby accepts the foregoing exercise of Warrant and method of payment elected above, effective as of                                     , 20        .

EQUITRUST USA, a Maryland real estate investment trust

By:

Name:

Title:

2

EXHIBIT B

Assignment Form

To:                            EquiTrust USA

Subject to the consent of EquiTrust USA, a Maryland real estate investment trust (the “Trust”), the undersigned Warrant Holder hereby assigns and transfers to the person or entity named below (“Transferee”), the Warrant issued by Issuer to Holder pursuant to the Warrant Agreement dated as of August 30, 2013 (the “Warrant Agreement”), by and between Issuer and Holder:

Name:

Street Address:

City, State, and ZIP:

This Assignment is made by Holder and Transferee on the terms and subject to the conditions set forth in the Warrant Agreement. The consent of Issuer, if granted in accordance with the Warrant Agreement, is affixed hereto; without such consent affixed, this Assignment shall be of no force or effect.

This Assignment, with the consent of Issuer affixed hereto, complies with the provisions of Section 10.02 of the Warrant Agreement and is accompanied by funds sufficient to pay all applicable transfer taxes.

CROWNIKK USA, a Delaware limited liability company

By:

Name:

Title:

Date:	, 20

Transferee Acceptance

The undersigned Transferee hereby accepts the assignment and transfer of the Warrant, and agrees to be bound by the provisions of the Warrant Agreement, as in force on the date set forth below.

TRANSFEREE:

By:

Name:

Title:

Date:	, 20

1

Consent

EquiTrust USA, a Maryland real estate investment trust (the “Trust”), hereby consents to the foregoing Assignment, effective as of                                     , 20        .

EQUITRUST USA, a Maryland real estate investment trust

By:

Name:

Title:

2